AMENDED SCHEDULE A
SERIES AND CLASSES
As of February 10, 2015

Series	Classes

Guggenheim Alpha Opportunity Fund	A, B, C, Institutional, P and R6
Guggenheim Capital Stewardship Fund	A, C, Institutional, P and R6
Guggenheim Enhanced World Equity Fund	A, C, Institutional, P and R6
Guggenheim Floating Rate Strategies Fund	A, C, Institutional, P and R6
Guggenheim High Yield Fund	A, B, C, Institutional, P and R6
Guggenheim Investment Grade Bond Fund	A, B, C, Institutional, P and R6
Guggenheim Large Cap Value Fund	A, B, C, Institutional, P and R6
Guggenheim Limited Duration Fund	A, C, Institutional, P and R6
Guggenheim Macro Opportunities Fund	A, C, Institutional, P and R6
Guggenheim Mid Cap Value Fund	A, B, C and P
Guggenheim Mid Cap Value Institutional Fund	Institutional and R6
Guggenheim Multi-Asset Fund	A, C, Institutional, P and R6
Guggenheim Municipal Income Fund	A, C, Institutional, P and R6
Guggenheim Risk Managed Real Estate Fund	A, C, Institutional, P and R6
Guggenheim Small Cap Value Fund	A, C, Institutional, P and R6
Guggenheim StylePlus-Large Core Fund	A, B, C, Institutional, P and R6
Guggenheim StylePlus-Mid Growth Fund	A, B, C, Institutional, P and R6
Guggenheim Total Return Bond Fund	A, C, Institutional, P and R6
Guggenheim World Equity Income Fund	A, B, C, Institutional, P and R6